Exhibit 99.1

Press Release — For Immediate Release
April 25, 2024

Penns Woods Bancorp, Inc. Reports First Quarter 2024 Earnings

Williamsport, PA — April 25, 2024 - Penns Woods Bancorp, Inc. (NASDAQ: PWOD)

Penns Woods Bancorp, Inc. achieved net income of $3.8 million for the three months ended March 31, 2024, resulting in basic and diluted earnings per share of $0.51.

Highlights

•Net income, as reported under GAAP, for the three months ended March 31, 2024 was $3.8 million, compared $4.7 million for the same period of 2023. Results for the three months ended March 31, 2024 compared to 2023 were impacted by a decrease in net interest income of $552,000 as interest expense increased significantly due to the velocity and magnitude of the rate increases enacted by the Federal Open Market Committee ("FOMC"). The disposal of assets related to two former branch properties resulted in an after-tax loss of $261,000 for the three month period ended March 31, 2024.

•The provision for credit losses increased $67,000 to $138,000 for the three months ended March 31, 2024 compared to a provision of $71,000 for the 2023 period. The increase for credit losses was due primarily to a loan relationships that was moved to nonaccrual status and is being measured individually for impairment, which more than offset the impact of a decrease in historical loss rates.

•Basic and diluted earnings per share for the three months ended March 31, 2024 were $0.51, compared to basic and diluted earnings per share of $0.66 and $0.64, respectively for the three month period ended March 31, 2023.

•Annualized return on average assets was 0.69% for three months ended March 31, 2024, compared to 0.92% for the corresponding period of 2023.

•Annualized return on average equity was 8.03% for the three months ended March 31, 2024, compared to 11.12% for the corresponding period of 2023.

Net Income

Net income from core operations (“core earnings”), which is a non-generally accepted accounting principles (GAAP) measure of net income excluding net securities gains or losses, was $3.8 million for the three months ended March 31, 2024 compared to $4.7 million for the same period of 2023. Basic and diluted core earnings per share (non-GAAP) for the three months ended March 31, 2024 were $0.51, while basic and diluted core earnings per share for the same period of 2023 were $0.66 and $0.64, respectively. Annualized core return on average assets and core return on average equity (non-GAAP) were 0.69% and 8.09% for the three months ended March 31, 2024, compared to 0.93% and 11.19% for the corresponding period of 2023. A reconciliation of the non-GAAP financial measures of core earnings, core return on assets, core return on equity, core earnings per share and tangible book value per share described in this press release to the comparable GAAP financial measures is included at the end of this press release.

Net Interest Margin

The net interest margin for the three months ended March 31, 2024 was 2.69% compared to 3.10% for the corresponding period of 2023. The decrease in the net interest margin for the three month period was driven by an increase in the rate paid on interest-bearing liabilities of 156 basis points ("bps"). The FOMC rate increases enacted over the past several years contributed to the increases in rate paid on interest-bearing liabilities as the rate paid on short-term borrowings increased 79 bps for the three month period ended March 31, 2024 compared to the same period of 2023. Short-term borrowings increased in volume and rate paid as this funding source was utilized to provide funding for the growth in the loan portfolio, resulting in an increase of $565,000 in expense for the three month period ended March 31, 2024 compared to the same period of 2023. The rate paid on interest-bearing deposits increased 156 bps or $4.6 million in expense for the three month period ended March 31, 2024 compared to the corresponding period of 2023 due to the FOMC rate actions, an increase in competition for deposits, and a migration of deposit balances from core deposits to higher rate time deposits. The rates paid on time deposits significantly contributed to the increase in funding costs as rates paid for the three month period ended March 31, 2024 compared to the same period of 2023 increased 198 bps or $3.2 million in expense as deposit gathering campaigns continued to focus on time deposits with a maturity within twelve months. In addition, brokered deposits have been utilized to assist with the funding of the loan portfolio growth and contributed to the increase in time deposit funding costs. Partially offsetting the increase in funding cost was an increase in the yield on interest-earning assets and growth in the average balance of the earning assets portfolio compared to the same period in 2023. The average loan portfolio balance increased $185.5 million for the three month period ended March 31, 2024 compared to the same period of 2023 as the average yield on the portfolio increased 79 bps resulting in an increase in taxable equivalent interest income of $5.9 million. The three month period ended March 31, 2024 was impacted by an increase of 85 bps in the yield earned on the securities portfolio as legacy securities matured with the funds reinvested at higher rates, which resulted in an increase of taxable equivalent interest income of $463,000.

Assets

Total assets increased to $2.2 billion at March 31, 2024, an increase of $145.0 million compared to March 31, 2023.  Net loans increased $155.5 million to $1.8 billion at March 31, 2024 compared to March 31, 2023, as continued emphasis was placed on commercial loan growth coupled with growth in indirect auto lending. The investment portfolio decreased $5.2 million from March 31, 2023 to March 31, 2024 as restricted investment in bank stock increased $4.8 million resulting from the requirement to hold additional stock in the Federal Home Loan Bank of Pittsburgh ("FHLB") due to an increase in the level of borrowings from the FHLB. Investment debt securities decreased $9.9 million from March 31, 2023 to March 31, 2024 as cash flow from this portfolio was utilized to fund the loan portfolio growth. The increase in total borrowings of $143.1 million to $373.0 million at March 31, 2024 was utilized to provide funding for the growth in the loan portfolio.

Non-performing Loans

The ratio of non-performing loans to total loans ratio increased to 0.43% at March 31, 2024 from 0.28% at March 31, 2023, as non-performing loans increased to $8.0 million at March 31, 2024 from $4.8 million at March 31, 2023. The majority of non-performing loans involve loans that are either in a secured position and have sureties with a strong underlying financial position or have been classified as individually evaluated loans that have a specific allocation recorded within the allowance for credit losses. Net loan charge-offs of $380,000 for the three months ended March 31, 2024 impacted the allowance for credit losses, which was 0.62% of total loans at March 31, 2024 compared to 0.69% at March 31, 2023. Exposure to non-owner occupied office space is minimal at $14.3 million at March 31, 2024 with none of these loans being delinquent.

Deposits

Deposits decreased $20.3 million to $1.6 billion at March 31, 2024 compared to March 31, 2023. Noninterest-bearing deposits decreased $30.9 million to $471.5 million at March 31, 2024 compared to March 31, 2023.  Core deposits declined as deposits migrated from core deposit accounts into time deposits as market rates increased due to the FOMC rate increases and increased competition for deposits. Core deposit gathering efforts remained focused on increasing the utilization of electronic (internet and mobile) deposit banking by our customers. Core deposits have remained stable at $1.2 billion over the past four quarters. Interest-bearing deposits increased $10.6 million from March 31, 2023 to March 31, 2024 primarily due to increased utilization of brokered deposits of $83.9 million as this funding source was utilized to supplement funding loan portfolio growth, while reducing the need to draw upon available borrowing lines. A campaign to attract time deposits with a maturity of five to twenty-four months commenced during the latter part of 2022 and has continued throughout 2023 and 2024 with current efforts centered on five months.

Shareholders’ Equity

Shareholders’ equity increased $19.5 million to $193.5 million at March 31, 2024 compared to March 31, 2023.  During the three months ended March 31, 2024 there were no shares issued as part of the registered at-the-market offering. A total of 10,940 shares for net proceeds of $205,000 were issued as part of the Dividend Reinvestment Plan during the three months ended March 31, 2024. Accumulated other comprehensive loss of $9.2 million at March 31, 2023 decreased from a loss of $12.0 million at March 31, 2023 as a result of a decrease in net unrealized loss on available for sale securities to $6.4 million at March 31, 2024 from a net unrealized loss of $7.9 million at March 31, 2023 coupled with a decrease in loss of $1.4 million in the defined benefit plan obligation. The current level of shareholders’ equity equates to a book value per share of $25.72 at March 31, 2024 compared to $24.64 at

March 31, 2023, and an equity to asset ratio of 8.76% at March 31, 2024 and 8.42% at March 31, 2023. Tangible book value per share increased to $23.50 at March 31, 2024 compared to $22.27 at March 31, 2023. Dividends declared for the three months ended March 31, 2024 and 2023 were $0.32 per share.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates sixteen branch offices providing financial services in Lycoming, Clinton, Centre, Montour, Union, and Blair Counties, and Luzerne Bank, which operates eight branch offices providing financial services in Luzerne County, and United Insurance Solutions, LLC, which offers insurance products.  Investment and insurance products are offered through Jersey Shore State Bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because these certain items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; (v) the effects of health emergencies, including the spread of infectious diseases or pandemics; or (vi) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.
Previous press releases and additional information can be obtained from the Company’s website at www.pwod.com.

Contact:	Richard A. Grafmyre, Chief Executive Officer
110 Reynolds Street
Williamsport, PA 17702
	570-322-1111	e-mail: pwod@pwod.com

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31,
(In Thousands, Except Share and Per Share Data)	2024	2023	% Change
ASSETS:
Noninterest-bearing balances	$23,488	$31,701	(25.91)%
Interest-bearing balances in other financial institutions	9,055	9,945	(8.95)%
Total cash and cash equivalents	32,543	41,646	(21.86)%

Investment debt securities, available for sale, at fair value	187,245	197,190	(5.04)%
Investment equity securities, at fair value	1,112	1,163	(4.39)%
Restricted investment in bank stock	23,420	18,656	25.54%
Loans held for sale	3,360	1,705	97.07%
Loans	1,855,347	1,700,023	9.14%
Allowance for credit losses	(11,542)	(11,734)	(1.64)%
Loans, net	1,843,805	1,688,289	9.21%
Premises and equipment, net	28,970	31,602	(8.33)%
Accrued interest receivable	11,344	9,357	21.24%
Bank-owned life insurance	32,853	33,359	(1.52)%
Investment in limited partnerships	7,515	8,529	(11.89)%
Goodwill	16,450	16,450	—%
Intangibles	184	292	(36.99)%
Operating lease right of use asset	2,922	2,635	10.89%
Deferred tax asset	4,546	5,741	(20.82)%
Other assets	13,847	8,529	62.35%
TOTAL ASSETS	$2,210,116	$2,065,143	7.02%

LIABILITIES:
Interest-bearing deposits	$1,147,111	$1,136,483	0.94%
Noninterest-bearing deposits	471,451	502,352	(6.15)%
Total deposits	1,618,562	1,638,835	(1.24)%

Short-term borrowings	111,208	97,102	14.53%
Long-term borrowings	261,770	132,738	97.21%
Accrued interest payable	4,174	1,172	256.14%
Operating lease liability	2,987	2,690	11.04%
Other liabilities	17,898	18,636	(3.96)%
TOTAL LIABILITIES	2,016,599	1,891,173	6.63%

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $5.55, 22,500,000 shares authorized; 8,035,597 and 7,570,086 shares issued; 7,525,372 and 7,059,861 shares outstanding	44,641	42,057	6.14%
Additional paid-in capital	62,215	54,572	14.01%
Retained earnings	108,642	102,194	6.31%
Accumulated other comprehensive loss:
Net unrealized loss on available for sale securities	(6,425)	(7,928)	18.96%
Defined benefit plan	(2,741)	(4,110)	33.31%
Treasury stock at cost, 510,225 shares	(12,815)	(12,815)	—%
TOTAL SHAREHOLDERS' EQUITY	193,517	173,970	11.24%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,210,116	$2,065,143	7.02%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(In Thousands, Except Share and Per Share Data)	2024	2023	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$23,860	$18,005	32.52%
Investment securities:
Taxable	1,594	1,218	30.87%
Tax-exempt	97	178	(45.51)%
Dividend and other interest income	679	463	46.65%
TOTAL INTEREST AND DIVIDEND INCOME	26,230	19,864	32.05%

INTEREST EXPENSE:
Deposits	7,963	3,372	136.15%
Short-term borrowings	2,005	1,440	39.24%
Long-term borrowings	2,516	754	233.69%
TOTAL INTEREST EXPENSE	12,484	5,566	124.29%

NET INTEREST INCOME	13,746	14,298	(3.86)%

PROVISION FOR CREDIT LOSSES	138	71	94.37%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	13,608	14,227	(4.35)%

NON-INTEREST INCOME:
Service charges	515	496	3.83%
Net debt securities losses, available for sale	(23)	(61)	62.30%
Net equity securities (losses) gains	(10)	21	(147.62)%
Bank-owned life insurance	463	556	(16.73)%
Gain on sale of loans	305	231	32.03%
Insurance commissions	153	165	(7.27)%
Brokerage commissions	186	165	12.73%
Loan broker income	222	170	30.59%
Debit card income	329	335	(1.79)%
Other	322	179	79.89%
TOTAL NON-INTEREST INCOME	2,462	2,257	9.08%

NON-INTEREST EXPENSE:
Salaries and employee benefits	6,422	6,176	3.98%
Occupancy	905	866	4.50%
Furniture and equipment	939	846	10.99%
Software amortization	190	183	3.83%
Pennsylvania shares tax	320	248	29.03%
Professional fees	552	688	(19.77)%
Federal Deposit Insurance Corporation deposit insurance	359	245	46.53%
Marketing	71	155	(54.19)%
Intangible amortization	26	35	(25.71)%
Other	1,839	1,456	26.30%
TOTAL NON-INTEREST EXPENSE	11,623	10,898	6.65%
INCOME BEFORE INCOME TAX PROVISION	4,447	5,586	(20.39)%
INCOME TAX PROVISION	639	928	(31.14)%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS'	$3,808	$4,658	(18.25)%
EARNINGS PER SHARE - BASIC	$0.51	$0.66	(22.73)%
EARNINGS PER SHARE - DILUTED	$0.51	$0.64	(20.31)%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	7,512,520	7,058,397	6.43%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	7,512,520	7,334,197	2.43%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES
(UNAUDITED)

	Three Months Ended
	March 31, 2024			March 31, 2023
(Dollars in Thousands)	Average Balance (1)	Interest	Average Rate	Average Balance (1)	Interest	Average Rate
ASSETS:
Tax-exempt loans (3)	$69,349	$463	2.69%	$64,703	$448	2.81%
All other loans	1,781,962	23,494	5.30%	1,601,105	17,651	4.47%
Total loans (2)	1,851,311	23,957	5.20%	1,665,808	18,099	4.41%

Taxable securities	200,275	2,144	4.35%	181,421	1,579	3.53%
Tax-exempt securities (3)	16,529	123	3.03%	33,565	225	2.72%
Total securities	216,804	2,267	4.25%	214,986	1,804	3.40%

Interest-bearing balances in other financial institutions	10,199	129	5.09%	7,031	102	5.88%

Total interest-earning assets	2,078,314	26,353	5.10%	1,887,825	20,005	4.30%

Other assets	130,958			135,276

TOTAL ASSETS	$2,209,272			$2,023,101

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$218,722	268	0.49%	$243,302	120	0.20%
Super Now deposits	215,870	1,084	2.02%	366,424	939	1.04%
Money market deposits	292,707	2,359	3.24%	289,734	1,280	1.79%
Time deposits	407,169	4,252	4.20%	188,476	1,033	2.22%
Total interest-bearing deposits	1,134,468	7,963	2.82%	1,087,936	3,372	1.26%

Short-term borrowings	144,350	2,005	5.59%	121,754	1,440	4.80%
Long-term borrowings	259,697	2,516	3.90%	119,267	754	2.56%
Total borrowings	404,047	4,521	4.50%	241,021	2,194	3.69%

Total interest-bearing liabilities	1,538,515	12,484	3.26%	1,328,957	5,566	1.70%

Demand deposits	451,877			498,180
Other liabilities	29,260			28,367
Shareholders’ equity	189,620			167,597

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,209,272			$2,023,101
Interest rate spread (3)			1.84%			2.60%
Net interest income/margin (3)		$13,869	2.69%		$14,439	3.10%
1.    Information on this table has been calculated using average daily balance sheets to obtain average balances.
2.    Non-accrual loans have been included with loans for the purpose of analyzing net interest earnings.
3.    Income and rates on fully taxable equivalent basis include an adjustment for the difference between annual income from tax-exempt obligations and the taxable equivalent of such income at the standard tax rate of 21%

	Three Months Ended March 31,
	2024	2023
Total interest income	$26,230	$19,864
Total interest expense	12,484	5,566
Net interest income (GAAP)	13,746	14,298
Tax equivalent adjustment	123	141
Net interest income (fully taxable equivalent) (non-GAAP)	$13,869	$14,439

(Dollars in Thousands, Except Per Share Data, Unaudited)	Quarter Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Operating Data
Net income	$3,808	$5,555	$2,224	$4,171	$4,658
Net interest income	13,746	13,948	13,332	13,386	14,298
Provision (recovery) for credit losses	138	(1,742)	1,372	(1,180)	71
Net security losses	(33)	(18)	(81)	(39)	(40)
Non-interest income, excluding net security losses	2,495	2,239	1,956	2,061	2,297
Non-interest expense	11,623	10,997	11,172	11,429	10,898

Performance Statistics
Net interest margin	2.69%	2.73%	2.65%	2.77%	3.10%
Annualized cost of total deposits	2.01%	1.89%	1.64%	1.26%	0.85%
Annualized non-interest income to average assets	0.45%	0.41%	0.35%	0.39%	0.45%
Annualized non-interest expense to average assets	2.10%	2.02%	2.07%	2.18%	2.15%
Annualized return on average assets	0.69%	1.02%	0.41%	0.80%	0.92%
Annualized return on average equity	8.03%	12.60%	5.06%	9.53%	11.12%
Annualized net loan charge-offs (recoveries) to average loans	0.08%	(0.05)%	0.01%	(0.11)%	0.03%
Net charge-offs (recoveries)	380	(209)	33	(472)	123
Efficiency ratio	71.41%	67.78%	72.76%	73.78%	65.46%

Per Share Data
Basic earnings per share	$0.51	$0.77	$0.31	$0.59	$0.66
Diluted earnings per share	0.51	0.77	0.31	0.59	0.64
Dividend declared per share	0.32	0.32	0.32	0.32	0.32
Book value	25.72	25.51	24.55	24.69	24.64
Tangible book value	23.50	23.29	22.20	22.32	22.27
Common stock price:
High	22.64	23.64	27.17	27.34	27.77
Low	18.44	20.05	20.70	21.95	21.90
Close	19.41	22.51	21.08	25.03	23.10
Weighted average common shares:
Basic	7,513	7,255	7,072	7,062	7,058
Fully Diluted	7,513	7,255	7,229	7,062	7,334
End-of-period common shares:
Issued	8,036	8,019	7,620	7,574	7,570
Treasury	(510)	(510)	(510)	(510)	(510)

(Dollars in Thousands, Unaudited)	Quarter Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Financial Condition Data:
General
Total assets	$2,210,116	$2,204,809	$2,176,468	$2,135,319	$2,065,143
Loans, net	1,843,805	1,828,318	1,805,571	1,757,811	1,688,289
Goodwill	16,450	16,450	16,450	16,450	16,450
Intangibles	184	210	235	260	292
Total deposits	1,618,562	1,589,493	1,567,267	1,553,757	1,638,835
Noninterest-bearing	471,451	471,173	471,507	475,937	502,352
Savings	220,932	219,287	226,897	229,108	239,526
NOW	208,073	214,888	220,730	238,353	363,548
Money Market	299,916	299,353	291,889	296,957	300,273
Time Deposits	292,372	260,067	249,550	226,224	191,203
Brokered Deposits	125,818	124,725	106,694	87,178	41,933
Total interest-bearing deposits	1,147,111	1,118,320	1,095,760	1,077,820	1,136,483

Core deposits*	1,200,372	1,204,701	1,211,023	1,240,355	1,405,699
Shareholders’ equity	193,517	191,556	174,540	174,402	173,970

Asset Quality
Non-performing loans	$7,958	$3,148	$3,683	$4,276	$4,766
Non-performing loans to total assets	0.36%	0.14%	0.17%	0.20%	0.23%
Allowance for credit losses on loans	11,542	11,446	12,890	11,592	11,734
Allowance for credit losses on loans to total loans	0.62%	0.62%	0.71%	0.66%	0.69%
Allowance for credit losses on loans to non-performing loans	145.04%	363.60%	349.99%	271.09%	246.20%
Non-performing loans to total loans	0.43%	0.17%	0.20%	0.24%	0.28%

Capitalization
Shareholders’ equity to total assets	8.76%	8.69%	8.02%	8.17%	8.42%

* Core deposits are defined as total deposits less time deposits and brokered deposits.

Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

	Three Months Ended March 31,
(Dollars in Thousands, Except Per Share Data, Unaudited)	2024	2023
GAAP net income	$3,808	$4,658
Net securities losses, net of tax	26	32
Non-GAAP core earnings	$3,834	$4,690

	Three Months Ended March 31,
	2024	2023
Return on average assets (ROA)	0.69%	0.92%
Net securities losses, net of tax	—%	0.01%
Non-GAAP core ROA	0.69%	0.93%

	Three Months Ended March 31,
	2024	2023
Return on average equity (ROE)	8.03%	11.12%
Net securities losses, net of tax	0.06%	0.07%
Non-GAAP core ROE	8.09%	11.19%

	Three Months Ended March 31,
	2024	2023
Basic earnings per share (EPS)	$0.51	$0.66
Net securities losses, net of tax	—	—
Non-GAAP basic core EPS	$0.51	$0.66

	Three Months Ended March 31,
	2024	2023
Diluted EPS	$0.51	$0.64
Net securities losses, net of tax	—	—
Non-GAAP diluted core EPS	$0.51	$0.64

(Dollars in Thousands, Except Share and Per Share Data, Unaudited)	Quarter Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Total shareholders' equity	$193,517	$191,556	$174,540	$174,402	$173,970
Goodwill	16,450	16,450	16,450	16,450	16,450
Intangibles	184	210	235	260	292
Tangible shareholders' equity	$176,883	$174,896	$157,855	$157,692	$157,228

Shares outstanding	7,525,372	7,508,994	7,110,025	7,063,488	7,059,861

Book value per share	$25.72	$25.51	$24.55	$24.69	$24.64
Tangible book value per share	$23.50	$23.29	$22.20	$22.32	$22.27